UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2009

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5000 Philadelphia Way

Lanham, Maryland 20706-4417

(Address of principal executive offices)

(301) 731-4233

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On March 19, 2009, James G. Schuetzle delivered notice of his resignation as Executive Vice President, Government Systems of Integral Systems, Inc., a Maryland corporation (the “Company”), effective March 20, 2009 (the “Resignation Date”). Mr. Schuetzle has agreed to serve in a consulting capacity until March 20, 2010 to assist in the transition.

(e)    In connection with Mr. Schuetzle’s resignation, the Company and Mr. Schuetzle have entered into an agreement and release (the “Agreement”), pursuant to which, among other things, the Company will pay to Mr. Schuetzle: (i) the amount of $9,500; (ii) his base salary of $270,000 on the Company’s regular payroll schedule through and including March 20, 2010; (iii) all accrued but unused vacation time through the Resignation Date; and (iv) a prorated annual bonus for the 2009 fiscal year based on Mr. Schuetzle’s employment through the Resignation Date (unless the Company reasonably determines that Mr. Schuetzle did not substantially meet, to the extent obtainable, his bonus-related goals as of the Resignation Date). Any such prorated bonus will be paid at the time at which other Company executives receive their bonus payments. In addition, the Company will pay any Consolidated Omnibus Budget Reconciliation Act (“COBRA”) premiums through March 20, 2010 (or, if earlier, until COBRA coverage ends) for Mr. Schuetzle and his dependents, if he elects COBRA coverage.

Mr. Schuetzle’s outstanding stock options that are vested immediately prior to the Resignation Date will remain outstanding for ninety days following the Resignation Date, and will be forfeited and cancelled if not exercised before the 90th day after the Resignation Date. Mr. Schuetzle’s outstanding stock options that are not vested immediately prior to the Resignation Date will be forfeited and cancelled as of the Resignation Date.

Under the Agreement, Mr. Schuetzle will provide assistance and consulting services to the Company at the Company’s reasonable request. The Company will provide reasonable compensation for any such assistance provided by Mr. Schuetzle at the Company’s request after March 20, 2010.

The Agreement also contains a mutual release of claims and Mr. Schuetzle’s agreement to comply with the confidentiality, non-competition and non-solicitation covenants contained in his Employment Agreement dated December 5, 2007, as well as the covenants in his Confidentiality Agreement dated January 4, 2007. The Agreement otherwise supersedes Mr. Schuetzle’s Employment Agreement with the Company.

The foregoing summary of the Agreement is not a complete description of all of the terms and conditions of the Agreement and is qualified in its entirety by reference to the complete Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Agreement and Release effective as of March 20, 2009 between Integral Systems, Inc. and James G. Schuetzle.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

Dated: March 20, 2009	By:	/s/ WILLIAM M. BAMBARGER, JR.
	Name:	William M. Bambarger, Jr.
	Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Agreement and Release effective as of March 20, 2009 between Integral Systems, Inc. and James G. Schuetzle.